UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2022

OptimizeRx Corporation

(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Cash Bonus Plan

On February 28, 2022, the Compensation Committee of OptimizeRx Corporation (the “Company”) adopted the OptimizeRx Corporation 2022 Cash Bonus Plan (the “2022 Cash Plan”). The purpose of the 2022 Cash Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The 2022 Cash Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee will have the power to grant awards under the 2022 Cash Plan, determine the amount of cash to be paid pursuant to each award and the terms and conditions of each award. Awards may provide for payment in installments, or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee.

Each participant in the 2022 Cash Plan will be entitled to receive payment of the award only after certification by the Compensation Committee that the targets associated with the award have been satisfied. Final payments with respect to awards will vary based on the level of achievement measured against the pre-determined performance measures. Except as may be approved by the Compensation Committee, each participant must be employed full-time on the date of payment, and not under a notice of termination, to receive the amount earned under the award. Except as otherwise provided by the Compensation Committee, awards will be paid on or before March 15th, following the end of the Plan year in which payment under the award is earned. The Compensation Committee will have the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of the Company.

The foregoing description of the 2022 Cash Plan does not purport to be complete and is qualified in its entirety by reference to the 2022 Cash Plan which is attached hereto as an exhibit to this Form 8-K and is incorporated herein by reference.

Executive Compensation

On February 28, 2022, the Compensation Committee approved increases to base salaries and bonus targets for each of the following executive officers for calendar year 2022:

Name	Title	Base Salary	Bonus Target (Percentage of Base Salary)
Stephen Silvestro	Chief Commercial Officer	$350,000	60%
Marion Odence-Ford	General Counsel/Chief Compliance Officer	$296,000	40%

Also, on February 28, 2022, the Company entered into an employment agreement amendment with Stephen Silvestro. Mr. Silvestro’s employment agreement amendment provides that his base salary will be $350,000 per annum, with such increases (but no decreases) as may be determined by the Compensation Committee from time to time. In addition, such employment agreement amendment provides that Mr. Silvestro (i) shall be eligible to receive annual cash bonuses under the Company’s 2022 Cash Plan/or any other cash incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion, and (ii) may receive grants of awards under the Company’s 2021 Equity Incentive Plan and/or any other equity-related incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion.

In addition, on February 28, 2022, the Company entered into an employment agreement amendment with Marion Odence-Ford. Ms. Odence-Ford’s employment agreement amendment provides that her base salary will be $296,000 per annum, with such increases (but no decreases) as may be determined by the Compensation Committee from time to time. In addition, such employment agreement amendment provides that Ms. Odence-Ford (i) shall be eligible to receive annual cash bonuses under the Company’s 2022 Cash Plan/or any other cash incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion, and (ii) may receive grants of awards under the Company’s 2021 Equity Incentive Plan and/or any other equity-related incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion.

The foregoing description of each of Mr. Silvestro’s employment agreement amendment and Ms. Odence-Ford’s employment agreement amendment does not purport to be complete and is qualified in its entirety by reference to these agreements, which are attached hereto as exhibits to this Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

The Board of Directors of the Company has determined to hold the Company’s annual meeting of stockholders (the “Annual Meeting”) on Thursday, June 9, 2022 at a time and place, if any, to be specified in the Company’s proxy materials for the Annual Meeting.

Because the scheduled date of the Annual Meeting is more than 30 days prior to the anniversary date of the Company’s 2021 annual meeting of stockholders, prior deadlines regarding the submission of stockholder proposals in connection with the Annual Meeting are no longer applicable. Pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing notice of certain revised deadlines for the submission of stockholder proposals in connection with the Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal must be received by the Company by March 14, 2022. The Company has determined this to be a reasonable time prior to the printing and mailing of our definitive proxy statement for the Annual Meeting. In addition, in order for a stockholder proposal, made other than pursuant to Rule 14a-8, to be considered timely, such proposal must also be received by the Company by March 14, 2022. Stockholders should submit proposals to the Company’s principal executive offices, 400 Water Street, Suite 200, Rochester, MI 48307, Attention: Corporate Secretary. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	OptimizeRx Corporation 2022 Cash Bonus Plan

10.2	Amendment to Employment Agreement by and between the Company and Stephen Silvestro dated February 28, 2022

10.3	Amendment to Employment Agreement by and between the Company and Marion Odence-Ford dated February 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: March 4, 2022	By:	/s/ Marion Odence-Ford
		Name:	Marion Odence-Ford
		Title:	General Counsel

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